SCHEDULE 14A
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

                         Samaritan Pharmaceuticals Inc.
         ______________________________________________________________
                  (Name of Registrant as Specified in Charter)

         ______________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                         Samaritan Pharmaceuticals, Inc.
                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada 89109

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO BE HELD JUNE 27, 2003

The Annual Meeting of Stockholders of Samaritan Pharmaceuticals Inc., a Nevada corporation (the "Company"), will be held on Friday, June 27th, 2003 at 10:00 a.m., local time, at the Stirling Club, 2827 Paradise Road, Las Vegas, NV, for the following purposes:

        1. To elect six directors to serve on the Company's board of directors until their successors are elected and duly qualified;

        2. To consider, approve and ratify an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000;

        3. To consider, approve and ratify the appointment of Sherb & Co., LLP, as our independent auditors for the fiscal year ending December 31, 2003; and

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on May 9, 2003, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

All stockholders entitled to vote are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                   By Order of the Board of Directors,
                                       /s/ Janet Greeson, Ph.D.
                                           Janet Greeson, Ph.D.
                                           Chairman of the Board
                                           Chief Executive Officer

Las Vegas, Nevada
May 15, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                                TABLE OF CONTENTS
                                                                          PAGE

PROXY STATEMENT........................................................... 1

GENERAL INFORMATION ABOUT VOTING.......................................... 1

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.............. 2

PROPOSAL NO. 1: ELECTION OF DIRECTORS.....................................2-11

PROPOSAL NO. 2: AMEND THE ARTICLES OF INCORPORATION
     TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK..........11-13

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS...................13-14

STOCKHOLDER PROPOSALS..................................................... 14

OTHER MATTERS............................................................. 14

                         Samaritan Pharmaceuticals Inc.
                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada 89109

                                 PROXY STATEMENT

Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 15, 2003.
                        GENERAL INFORMATION ABOUT VOTING

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on May 9, 2003. A total of seventy-nine million, eight hundred nine thousand, five hundred nineteen shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for each of the director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the Annual Meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?
If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by June 17, 2003 how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?
We do. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. The Company has also engaged Securities Transfer Corp. ("STC") to provide routine advice and services for proxy solicitation. STC will receive a fee of approximately $5,000 for such advice and services which will be paid by the Company.

Stockholder Proposals to be presented at next annual meeting.
In order for stockholder business to be included in the Company's proxy statement for a meeting or properly brought before that meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. A stockholder proposal for the 2004 Annual Meeting must be received at the Company's principal executive offices at 101 Convention Center Drive, Suite 301, Las Vegas, NV 89109 no later than February 28, 2004 to be considered timely. Inclusion of stockholder proposals in the Company's proxy statement for a meeting also requires satisfaction of certain conditions established by the Securities and Exchange Commission.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS
General
The Company's Bylaws provide that our Board of Directors shall consist of nine
(9) directors that shall be divided into three classes. A single class of directors shall be elected each year at the annual meeting, and each director shall be elected to serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified, subject to any transition periods.

Six directors in total are to be elected at this Annual Meeting. Three directors shall be elected to each of the two classes. Class II directors shall be elected to serve until the 2006 Annual Meeting, and Class III directors shall be elected to serve until the 2005 Annual Meeting. Each director elected shall serve until his successor is elected and duly qualified. The board has nominated three members to each class, and in the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy. Our board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

                     Class I Directors -- Terms Expire 2004

Dr. Janet Greeson, 58.
Director since 1997.
Chairman of the Board, CEO, President and Co-Founder.

Dr. Greeson has spearheaded the majority of the financing for the company since its inception and led the efforts that resulted in the recent Georgetown University collaboration. She is also a co-inventor in Samaritan's first patent application, under the Georgetown University collaboration, for an Alzheimer's drug. Dr. Greeson's strong leadership and team building skills, business acumen, negotiation skills and knowledge of public markets has been key to Samaritan's growth. In the past, Dr. Greeson, a seasoned healthcare professional with over two decades of corporate experience, focused on emerging growth, mergers and acquisitions. She is a renowned public speaker and the best selling author of "It's Not What You're Eating, It's What's Eating You." Her past guest appearances on numerous radio and TV Talk shows has positioned her to open doors to TV Producers to tell the Samaritan story in a concise and professional manner. Dr. Greeson developed "Psychiatric Hospital Programs" for the US Navy and went on to develop, grow and sell her privately held "Psychiatric Hospital Units" to Columbia/HCA (NYSE:HCA).

Dr. Greeson has an eclectic past, once working with Mother Theresa, and was privileged to be the U.S. Congressional Nominee for the State of Nevada in 1994, winning the primary without spending a dollar to campaign. Dr. Greeson currently serves on the Board of Restaurant Connections International, Inc., a company with approximately 17 licensed Pizza Huts in Brazil; on the Board of The CEO Council, an organization that provides a common voice and platform for officers and directors of public companies; and on the Board of Intuitive Solutions, Inc., a Financial Consulting company.

Welter "Budd" Holden, 72.
Director since 1997.
Member of Compensation Committee and Co-Founder.

Mr. Holden assisted the Company in recruiting and networking patients for clinical trials. He is a well known designer who has consulted with the rich and famous throughout his whole life. He is a renowned networker and has presented Samaritan to many of his past clients, including principals of pharmaceutical companies. Although for the past five years Mr. Holden has been an independent consultant providing architectural and interior design advice, he spends at least half of his time trying to further Samaritan. Mr. Holden is the Chairman of our Business Advisory Board. He received his BA in architectural and interior design from the Pratt Institute.

Dr. Erasto R. C. Saldi, 43.
Director since 2003.

Since 1999, Dr. Saldi has been Medical Director of Fremont Medical Clinic, Desert Lane Care Center, and Cheyenne Care Center, where he improved physician compliance and formulated patient care protocols. From 1996 to 1997, he was Chief Resident, Internal Medicine and from 1997 to 1998, he served as Assistant Clinical professor, Internal Medicine at the University of Nevada, School of Medicine, Las Vegas, NV. Dr. Saldi has also has extensive experience as an Internist, Principal Investigator and manager of clinical research trials.

               Nominees as Class II Directors -- Terms Expire 2006

Mr. Eugene Boyle, 37.
Director since 2000.
Chief Financial Officer, Chief Operations Officer and Co-Founder.

Mr. Boyle attended Notre Dame and has received a BSE from Tulane University. He is a veteran of the US Navy serving as a Lt. during the Gulf War. Upon discharge he then returned to graduate school earning his MBA in Entrepreneurship from Babson College, Boston, Mass. He is presently in finishing his last year of part time Law School and devotes his time to business development aspects of Samaritan, SEC filings, patent prosecution and numerous other legal and business affairs.

In the past, Mr. Boyle was employed by Columbia/HCA (NYSE:HCA) as its Chief Operations Officer for the southeast region and also assisted with mergers and acquisitions of numerous hospitals. He also serves on the Advisory Board of Nevada Gold and Casinos (AMEX:UWN).Mr. Boyle is a Charted Financial Analyst candidate, has passed the series 7 and 63 securities brokerage registered representative exams, although he is not a practicing representative.

Mr. Brian Sullivan, 50.
Director since 2001.
Member of Compensation Board.

Mr. Sullivan is totally committed and passionate about Samaritan. He facilitates all of the public relations strategy for the Company and administrates Samaritan's Research Laboratory at Georgetown University in Washington, DC. He has been an incredible asset to the Company aligning us with HIV activist groups, Aging Institutes and various governmental agencies. Also, Mr. Sullivan has been instrumental in using his acumen for relationships to present the Company to many high net worth private investors. In the past, from 1982 to 1996, Mr. Sullivan served as Director of Pratesi of Beverly Hills, where he was responsible for negotiating a relationship with Neiman-Marcus, starting new franchises, and opening new stores. From 1996 through 1997, Mr. Sullivan was Director of Antiques at Charles Pollack, in Los Angeles, increasing sales by over $1M in one year. Mr. Sullivan has a BA in Psychology and English from the University of Massachusetts at Amherst, and a Masters in Victorian Philosophy from the University of Hall in England.

Ms. Cynthia C. Thompson, 43.
Director since 1999.
Chairman of the Compensation Committee and Member of the Audit Committee.

Ms. Thompson is the founder and Chief Executive Officer, since May 1998, of Service Interactive, Inc., which services food and beverage original equipment manufacturers and food service vendors nationwide. In May 1998, Ms. Thompson founded Intuitive Solutions International, Inc., a Houston, Texas firm engaged in capital formation and operations management consulting, where she serves as the President. From May 1987 to May 1993 Ms. Thompson was a representative at E.F. Hutton/Shearson Lehman Brothers in the Regional Institutional assisting with bank and institutional accounts. From May 1993 to May 1994, she was a corporate accounts representative with Oppenheimer & Company, Inc., and from May 1994 to May 1998, she was the Director, Corporate Finance Department, of D.E. Frey & Company, Inc., a brokerage firm.

              Nominees as Class III Directors -- Terms Expire 2005

Mr. Doug Bessert, 45.
Director since 2001.
Vice President of Investor Relations and Corporate Secretary.

Mr. Bessert has an extensive network of contacts which provides an active basis for Samaritan's ability to raise private capital. Mr. Bessert received his BS in Marketing from the University of Wyoming. Mr. Bessert has over 20 years of financial and investor relationship experience, with an emphasis in small entrepreneurial companies. Mr. Bessert devotes the majority of his time to the affairs of Samaritan's shareholders. Prior to joining Samaritan, he served as a Branch Manager at a stock brokerage firm in charge of nine other brokers, handling all compliance and investor problems for the office. Mr. Bessert was the Founder and CFO of Thorofare Resources Inc., a regional Oil and Gas company with production and employees in 8 states. He also was a Financial Consultant that managed portfolios for over 230 clients managing in excess of $43 million in assets. During his tenure as a financial consultant, he was heavily involved in leveraged buyouts, raising private capital, and acquisitions of many entities.

Mr. H. Thomas Winn, 62
Director since 1999.
Chairman of the Audit Committee.

Mr. Winn serves as the Chairman, CEO, President and a Director of Nevada Gold & Casinos, Inc., (AMEX:UWN) a developer of gaming properties, since January 1994. He also serves as Chairman and President of Aaminex Capital Corporation, a consulting and venture capital firm since 1983.

Dr. Vassilios Papadopoulos, D.Pharm., Ph.D., 42
Director since 2001.
Chief Scientific Officer.

Dr. Papadopoulos is head of the Division of Hormone Research and professor of Cell Biology, Pharmacology &Neuroscience at Georgetown University Medical Center. Dr. Papadopoulos and his group of scientists originally assisted Samaritan with work on using Procaine (HCL) to control stress-induced cortisol production by the human adrenal cells. Dr. Papadopoulos has over eighteen years of experience and over 130 peer review article publications in the Biopharmaceutical field and numerous patents in the field of cholesterol chemistry.

No Director or executive officer of the Company has any family relationships with any other director or executive officer of the Company, except that Mr. Boyle is the son of Dr. Greeson. The Company has formed, by determination of the Board of Directors, an Audit Committee, with Director Winn as Chairman, who is independent and a financial expert as used in Item 7(d)(3)(iv) of Schedule 14 A (240.14a-101 of this chapter) under the Exchange Act. The Company has also formed a Compensation Committee, with Director Thompson, as Chairman; a Business Advisory Board, with Director Holden, as Chairman; and a Scientific Advisory Board, with Director Papadopoulos, as Chairman.

Required Vote
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above. The six candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and duly qualified.

Recommendation of the board of directors
Our board of directors recommends that the stockholders vote "FOR" the election of the nominees above.

                             EXECUTIVE COMPENSATION

The Compensation Committee (CC) of the Board of Directors administers our executive compensation program. Each member of the CC is a non-employee director. The CC is responsible for establishing salaries and administering the incentive programs for our Chief Executive Officer, and other executive officers.


Compensation Philosophy
The Compensation Committee has designed Samaritan's compensation program based on the philosophy that all of our executives are important to our success, with our executive officers setting the direction of our business and having overall responsibility for our results. Like other pharmaceuticals companies, we operate in a highly competitive and difficult economic environment. Accordingly, the CC has structured Samaritan's compensation to accomplish several goals: 1) attract and retain very talented individuals, 2) reward creativity in maximizing business opportunities, and 3) enhance shareholder value by achieving our short-term and long-term business objectives.

Base Salary
The CC considers the peer data discussed above as well as individual performance when approving base salaries for executive officers. The CC evaluates individual performance based on the achievement of corporate or divisional operating goals and subjective criteria, as well as the Chief Executive Officer's evaluation of the other executive officers. No specific weight is assigned to any particular factor. Dr. Greeson, Mr. Boyle, Mr. Bessert and Dr. Papadopoulos each have employment agreements negotiated on an arm's-length basis with the CC that provide a minimum annual base salary. In setting base salary, the Board considered the contributions of each executive to our company, compensation paid by peer companies and outside compensation reports.

Stock Options
The short and long-term compensation program includes stock options granted under the Stock Incentive Plan as well as non-qualified stock options. The Option Plan is designed to reward executives for achieving long-term financial performance goals over a three-year to ten-year period, provide retention incentives for executives, and tie a significant portion of an executive's total compensation to our long-term performance. Stock options for our executive officers and key associates are part of our incentive program and link the enhancement of shareholder value directly to their total compensation. The CC determines the number of stock options granted based upon several factors: 1) level of responsibility, 2) expected contribution towards our performance, and
3) total compensation strategy for mix of base salary, short-term incentives and long-term incentives. The following tables and notes present information concerning compensation to the Company's Chief Executive Officer and to the Company's most-highly compensated executive officers other than the Company's Chief Executive Officer who were serving at December 31, 2002


Summary Compensation Table
                   Annual Compensation                                              Long Term Compensation
---------------------------- -----------------------------------          -----------------------------------------
Name and                                             Accrual          Restricted Stock              Securities
Principle Position        Year       Salary ($)     Salary ($)           Awards ($)             Underlying Options
----------------------  --------   -------------   -------------    ---------------------     ---------------------
Janet Greeson,            2002       $264,983       $131,917                  -0-                   1,532,210
Chairman, CEO,            2001       $101,600       $124,083                $152,317                1,532,210
President (1)             2000       $ 30,000       $150,000                $180,000                1,779,684

Eugene Boyle              2002       $ 97,533       $167,067                 $-0-                     766,105
CFO, COO (1)              2001       $ 62,072       $ 51,463                $138,465                  766,105
                          2000       $  -0-         $  -0-                  $182,000                  444,921

Doug Bessert,             2002       $ 87,000       $ 98,062                $  -0-                    444,921
VP, (1)                   2001       $ 20,000       $  2,083                $ 82,917                  383,052

(1) The Company engaged the executive pursuant to a written agreement between Samaritan Pharmaceuticals, Inc., Doug Bessert, Eugene Boyle and Dr. Janet Greeson filed as an exhibit to 10-QSB, including any amendments, on August 14, 2002 and incorporated herein by reference.

Option Grants in Last Fiscal Year

                              Number of              % of Total
                             Securities               Options
                             Underlying              Granted to           Exercise
                           Options Granted          Employees in         Base Price
        Name                   (#)(1)                Fiscal Year           ($/Sh)           Expiration Date
---------------------     -----------------        ---------------      -------------      ----------------
Janet Greeson (1)             1,532,210                30.8%                $0.14              01/02/2012
Janet Greeson (1)             1,779,684                35.8%                $0.14              04/25/2012
Eugene Boyle (1)                766,105                15.4%                $0.14              01/02/2012
Eugene Boyle (1)                444,921                 9.0%                $0.14              04/25/2012
Doug Bessert (1)                 44,921                 9.0%                $0.14              04/12/2012


(1) The company engaged the executive pursuant to a written agreement between Samaritan Pharmaceuticals, Inc., Doug Bessert, Eugene Boyle and Dr. Janet Greeson filed as an exhibit to 10-QSB, including any amendments, on August 14, 2002 and incorporated herein by reference.
(2) Executive is employed and receives compensation from Georgetown University, whom the company has a collaboration agreement for research and development.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values


                                                             Number of
                                                             Securities         Number of
                          Shares                             Underlying      Unexercised In
                        Acquired on       Value             Unexercised         the Money
                        Exercised         Realized           Options at         Options at
        Name               (#)             ($)(1)            FY-End (#)          FY-End(#)
------------------    -------------    ---------------     ---------------    ---------------
Janet Greeson           1,779,684           -0-               4,844,104           45,966
Eugene Boyle              444,921           -0-               1,977,131           22,983
Doug Bessert (2)          483,052           -0-                 877,973            8,898

(1) The Company engaged the executive pursuant to a written agreement which allow the executive to defer compensation into a trust agreement described below.
(2) Executive is employed and receives compensation from Georgetown University, whom the company has a collaboration agreement for research and development.

401(k) Plan
We adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such contribution contributed to the 401(k) plan. The 401(k) plan does permit additional matching contributions to the 401(k) plan by us on behalf of participants in the 401(k).

Employment Agreements
The Company engaged the executive pursuant to a written agreement between Samaritan Pharmaceuticals, Inc., Doug Bessert, Eugene Boyle and Dr. Janet Greeson filed as an exhibit to 10-QSB, including any amendments, on August 14, 2002 and incorporated herein by reference. In each agreement, the executive is entitled to base salary and stock options based on a formula not to be less 250,000 options per year. The executive is also entitled to convert his salary into shares of the Company based on the formula for the Company's security. See "Executive Compensation" for amounts of base salary and stock options for each executive. The executive is also allowed to participate in all of Samaritan Pharmaceutical's benefit programs, if the Company offers the programs to any other employee.

If executive terminates by reason of death, disability, incapacity or termination by Samaritan Pharmaceuticals other than for cause, the executive will be entitled to continuation of base salary and health and similar benefits for defined periods, payment of stock options and deferred compensation awards. In each case, the executive agreed to a non-complete clause for the term of his employment.

In the event of a change of control, the executive would also vest in his or her options. The executive would also no longer be subject to non-competition undertakings. If a change of control were followed by termination of employment resulting from a change of control termination, in lieu of the severance benefits described above, the executive would be entitled to receive a payment equal to three times base salary and yearly options. For up to three years following termination Samaritan Pharmaceuticals would also be obligated to provide continued health and other insurance and disability benefits. We would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control. If change of control payments and benefits to any of Dr. Greeson, Mr. Boyle, and/or Mr. Bessert were sufficient to result in an excise tax under the so-called "golden parachute" provisions of the Code, we would be obligated to pay the executive a tax gross-up payment. All three executives are also awarded options based on increases in market capitalization starting with the market capitalization of $12,500,000. In addition to the salary and other benefits described above, Mr. Bessert was awarded 100,000 options at $1.00 on restricted stock that were vested as the signing of his employment contract.

Dr. Papadopoulos has an engagement agreement with Samaritan Pharmaceuticals, Inc., which does not prohibit Dr. Papadopoulos from being employed by other entities. Dr. Papadopoulos has disclosed that he receives payments and benefits from other entities including Georgetown University. He is compensated on a monthly basis, which he has the option to convert his compensation into shares plus he receives 250,000 warrants per year for the life of the contract.

Trust Agreements
The Company has entered into trust agreements and appointed trustees that are non directors or officers providing for the payment out of the assets of the trusts accrued under the Company's various benefit plans, employment agreements and other employment arrangements as the Company specify from time to time. To the extent not already irrevocable, the trusts would become irrevocable upon a change of control of Samaritan Pharmaceuticals. The Company may make contributions to the trusts from time to time, and additional funding could be required upon a change of control. To the extent funded, the trusts are to be used, subject to their terms and to the claims of the Company's general creditors in specified circumstances, to make payments under the terms of the benefit plans, employment agreements and other employment arrangements from time to time specified by the Company.

Indemnification Agreements
The Company has entered into indemnification agreements with each of its directors and officers, indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer or served at our request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Nevada law.) An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Samaritan Pharmaceuticals, except to the extent Nevada law shall permit broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by Samaritan Pharmaceutical's Certificate of Incorporation and by Nevada law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 31 2002 by all persons known by us to own beneficially 5% or more of the outstanding shares of our common stock, each director, and all executive officers and Directors as a group:

Name and Address of                      Number             Percentage Owned
Beneficial Owner                       of shares                of Class
------------------                   -------------          ----------------
Welter Holden (2)                        350,250                 .5%
P.O. Box 211
144 Gallows Lane
Litchfield CT 06759

Dr. Janet Greeson (1)(2)
101 Convention Center Dr # 310
Las Vegas, NV 89109                    5,044,104                6.9%

Erasto R. C. Saldi, MD (1)
11304 Golden Chestnut Pl.
Las Vegas, NV 89135                       25,000                 .1%

Cynthia Thompson (2)
3040 Post Oak Blvd. #695
Houston, Texas 77056                     659,555                 .9%

H. Thomas Winn (2)
3040 Post Oak Blvd. #675
Houston, Texas 77056                     175,000                 .2%

Eugene Boyle (1) (2)
101 Convention Center Drive #310
Las Vegas, Nevada, 89109               3,371,381                4.6%

Dr. Vassilios Papadopoulos (1) (2)
101 Convention Center Drive #310
Las Vegas, NV 89109                      750,000                1.0%

Brian Sullivan (2)
P.O. Box 211
144 Gallows Lane
Litchfield CT 06759                      853,250                 1.2%

Doug Bessert (1) (2)
101 Convention Center Drive #310
Las Vegas, Nevada, 89109                 877,973                 1.2%

Samaritan Pharmaceuticals Inc
Executive Trust (4) (5)
FBO Dr. Janet Greeson                  4,831,560                 6.6%

Samaritan Pharmaceuticals Inc
Executive Trust (4) (5)
FBO Eugene Boyle                       2,603,850                 3.5%

Samaritan Pharmaceuticals Inc
Executive Trust (4) (5)
FBO Doug Bessert                       1,084,610                 1.5%

Samaritan Pharmaceuticals Inc
Executive Trust (4) (5)
FBO Dr. Vassilios Papadopoulos           850,000                 1.2%

All officers and Directors
as a group 9 persons (1) (2)          21,476,533                29.4%

(1) Includes shares of common stock which each of the following directors and executive officers had the right to acquire on December 31, 2001 or within sixty
(60) days thereafter through the exercise of options: Dr. Janet Greeson (4,844,104 options), Dr. Vassilios Papadopoulos (750,000 options), Mr. Eugene Boyle (1,977,131 options), Mr. Doug Bessert (877,973 options). Dr. Erasto R. C. Saldi, MD (25,000 options) Excludes vested deferred shares payable in shares held in trust by the company.

(2) Officer and/or Director.

(3) Calculated on the basis of 73,550,168 shares and options on Common Stock issued and outstanding and percentages are rounded and so are approximates.

(4) Dr Janet Greeson, Eugene Boyle, Doug Bessert and Dr. Vassilios Papadopoulos do not have the power to vote or direct the disposition of these shares in the respective trusts and therefore each disclaims beneficial ownership of the shares in the respective trusts.

(5) Address for the Trustee of the Executive Trusts is PO Box 22790 Santa Fe, NM, 87502

                      THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors, which met 8 times during the year ended December 21, 2002. Most of our directors attended more than 75% of the aggregate of the total number of meetings of our board and its committees. The Company has formed, by determination of the Board of Directors, an Audit Committee, with Director Winn as Chairman, who is independent and a financial expert as used in Item 7(d)(3)(iv) of Schedule 14 A (240.14a-101 of this chapter) under the Exchange Act. The Audit Committee met one time during the year 2002. The Company has also formed a Compensation Committee, with Director Thompson, as Chairman; a Business Advisory Board, with Director Holden, as Chairman; and a Scientific Advisory Board, with Director Papadopoulos, as Chairman.

The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to Samaritan Pharmaceuticals, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our officers are elected by our board of directors and serve until the earlier of their resignation or removal, or until their successors have been duly elected and qualified.

                            AUDIT COMMITTEE REPORT ON
                 DECEMBER 31, 2002 AUDITED FINANCIAL STATEMENTS

The Audit Committee of our board of directors of the Company is composed of three independent directors. The Audit Committee operates under a written charter adopted by our board of directors and attached as Exhibit A to Proxy Statement filed on April 3, 2001.

The Audit Committee is responsible for overseeing the company's financial reporting process on behalf of our board of directors. The members of the Audit Committee are Thomas Winn, Cynthia Thompson and Paul Burkett. Each year, the Audit Committee recommends to our board of directors, subject to stockholder ratification, the selection of the Company's independent auditors.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Sherb & Co., LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Sherb & Co., LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Sherb & Co., LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

Sherb & Co., LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Sherb & Co., LLP that firm's independence. The Audit Committee further considered whether the provision by Sherb & Co., LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to our board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Sherb & Co., LLP as the company's independent auditors for 2003, subject to stockholder ratification.


                         /s/Thomas Winn, /s/ Cynthia Thompson, /s/ Paul Burkett


               PROPOSAL NO. 2: AMEND THE ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Nevada law permits the Company to issue shares of common stock only to the extent such shares have been authorized for issuance under its Articles of Incorporation. Increasing the amount of authorized common stock will ensure that sufficient shares will be available to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships, to provide equity incentives to employees, or for such other corporate purposes that our board of directors determines are in the best interests of the Company and its stockholders.

The Company currently has 100,000,000 authorized shares of common stock, of which seventy-nine million, eight hundred nine thousand, five hundred nineteen common shares issued and outstanding as of May 9, 2003 and five million authorized shares of preferred stock, of which none are outstanding. The board of directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed level in order to have a sufficient number of shares of common stock to provide a reserve of shares available for issuance to meet business needs as they may arise in the future. Such business needs may include, without limitation, financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentive to employees, officers or directors, stock splits or similar transactions.

In addition, while the Company has no plans or proposals at this time, the board of directors has determined that it is in the best interest of our stockholders to pursue strategic acquisitions and alliances. Given the Company's present financial position, the Company must be able to issue shares of our common stock in order to complete any significant strategic acquisition or alliance. The board of directors believes that increasing the number of our authorized shares of common stock to 200,000,000 will provide a sufficient number of authorized shares of common stock for the foreseeable future.

Accordingly, our board of directors is requesting that the stockholders approve an amendment to its Articles of Incorporation, under Section 78.390 of the Nevada General Corporations Code, to increase of the number of authorized shares of common stock to 200,000,000. Other than as set forth below, the board has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

Purpose and Effect of the Amendment
The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. The board of directors, however, will have the authority to issue authorized common stock without further stockholder approval, except as may be required by applicable law or the rules or regulations of any exchange or market on which our class of common stock may trade. To the extent that additional authorized shares are issued in the future, including the rescinded shares discussed below, they may decrease your existing percentage equity ownership of the Company.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The board of directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management

Consequences to the Company if the Number of Authorized Shares is not increased General. Since the Company does not have any sources of revenue or significant tangible assets which can be borrowed against for the foreseeable future, the Company must be able to sell its capital stock in order to generate sufficient working capital to continue our operations. Therefore, if the number of authorized shares of common stock is not increased, the Company may not have sufficient working capital to continue our operations. The availability of additional shares of common stock is particularly important in the event that the board of directors determines that it needs to undertake any of the foregoing actions on an expedited basis.

Financing with Fusion Capital. On April 22, 2003, Samaritan Pharmaceuticals , Inc. and Fusion Capital Fund II, LLC, a Chicago-based institutional investor and Samaritan's long-term financial partner, entered into a new $10 million Common Stock Purchase Agreement. The previous Common Stock Purchase Agreement between Samaritan and Fusion Capital dated November 2, 2000 by its original terms has expired.

Under the new Common Stock Purchase Agreement, Fusion Capital shall buy from time to time over twenty-five months up to $10 million of Samaritan's common stock. Samaritan has the right to control the timing and the amount of stock sold to Fusion Capital with the purchase price based upon the market price of Samaritan's common stock at the time of each sale without any discount. Funding of the $10 million shall commence at the Samaritan's discretion after the Securities & Exchange Commission has declared effective a registration statement covering the shares of common stock to be purchased by Fusion Capital.

If the stockholders do not approve the proposal to increase the authorized shares of common stock, the amount of financing we can obtain under the purchase agreement with Fusion Capital may be limited. At such time as the Company does not have any additional shares to sell to Fusion Capital, Fusion Capital has the right to terminate its financing of the Company. The termination by Fusion Capital of its financing would have a material adverse effect on the ability of the Company to remain in business.

Article Subject to Amendment
If the proposed amendment is approved by the stockholders, the Article FIFTH of the Company's Articles of Incorporation will be amended to read as follows:

         "FIFTH: The Corporation is authorized to issue 200,000,000 shares, of "common stock," $0.001 par value. The board of directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of common stock, and the number of shares constituting any such series and the designation thereof, or any of them. The board of directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Required Vote
The Board of Directors unanimously recommends a vote FOR approval of the proposed Amendment. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board will be voted for approval of the proposed Amendment unless a vote against the proposal or abstention is specifically indicated.

Recommendation of the Board of Directors
Our board of directors unanimously recommends that the stockholders vote "FOR" the proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000 shares.

             PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

Change of Independent Auditors
On May 11, 2002, the Company dismissed Feldman Sherb &Co., P.C., as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of Feldman Sherb &Co., P.C., on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2000 and 2001, did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 2001, and the subsequent interim period through May 20, 2002, there were no disagreements with Feldman Sherb &Co., P.C., on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Feldman Sherb &Co., P.C.,, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. 16

On May 11, 2002 the Company engaged Sherb & C., LLP as its new independent auditors. The decision to change accounting firms was approved by the Company's Board of Directors and the Audit Committee of the Board of Directors. During the years ended December 31, 2000 and 2001, and the subsequent interim period through May 11, 2002, the Company did not consult with Sherb & C., LLP regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K 16. The Company requested that Feldman Sherb &Co., P.C furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements set forth above. A copy of such letter dated May 11, 2002 was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed on September 24, 2002.

Our board of directors has appointed the firm Sherb & Co., LLP independent public auditors for the Company during fiscal year 2002, to serve in the same capacity for the fiscal year ending December 31, 2003, and is asking the stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares represented by proxy and voting at the Annual Meeting is required to ratify the selection of Sherb & Co., LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of the Company and its stockholders.

A representative of Sherb & Co., LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of stockholders at which a quorum representing a majority of all outstanding shares entitled to vote is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

Fees and Independence
Audit Fees. Sherb & Co., LLP billed us an aggregate of $27,000 for professional services rendered for the audit of our financial statements for fiscal year ended December 31, 2002 and its reviews of our financial statements included in our Forms 10-Q during the 2002 fiscal year.

All Other Fees. During the fiscal year ended The Audit Committee of the Board of Directors has determined that the provision of services by Sherb & Co., LLP described in the preceding two paragraphs are compatible with maintaining Sherb & Co., LLP's independence as our principal accountant.

Required Vote
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of Sherb & Co., LLP as our independent auditors for the year ending December 31, 2003. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors
Our board of directors recommends a vote "FOR" ratification of the appointment of Sherb & Co., LLP as our independent auditors.

                              STOCKHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting to be held in 2004, a stockholder proposal must be received by Douglas Bessert, Secretary, Samaritan Pharmaceuticals Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109, no later than February 28, 2004.

                                  OTHER MATTERS

Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We have filed an Annual Report on Form 10-KSB for the year ending December 31, 2002, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-KSB by writing to our Secretary, Douglas D Bessert., c/o Samaritan Pharmaceuticals Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our Form 10-KSB is also available through our website at www.samaritanpharma.com

                                            By Order of the Board of Directors,
                                               /s/ Janet Greeson, Ph.D.
                                                   Janet Greeson, Ph.D.
                                             Chairman of the Board of Directors

Dated: May 15, 2003 Las Vegas, Nevada

                        ANNUAL MEETING OF STOCKHOLDERS OF
                         SAMARITAN PHARMACEUTICALS INC.
                                  JUNE 27, 2003

                Please date, sign and mail your proxy card in the
                     Envelope provided as soon as possible.
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------
1. To elect six directors for a term expiring at the Annual Meeting of Stockholders in year indicated.

                                     NOMINEES                    TERM EXPIRING
[_] FOR ALL NOMINEES              Eugene Boyle                        2006
                                  Brian Sullivan                      2006
                                  Cynthia Thompson                    2006
                                  Douglas Bessert                     2005
                                  H. Thomas Winn                      2005
                                  Vassilios Papadopoulos, Ph.D.       2005

[_] WITHHOLD AUTHORITY FOR ALL NOMINEES

[_] FOR ALL EXCEPT
(Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:
--------------------------------------------------------------------------------



                                                                 FOR       AGAINST       ABSTAIN
2. To approve the amendment to the Company's Articles
    of Incorporation as set forth in Proposal 2                  [_]        [_]           [_]

3. To ratify the selection of Sherb & Co., LLP as
   independent auditors of the Company for the year ending
   December 31, 2003:                                            [_]        [_]           [_]


In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders. This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR proposals 2 and 3. The Board of Directors recommends a vote FOR election of the nominees for director, FOR proposals 2 and 3. As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held June 27, 2003, the proxy statement and the 2002 Annual Report of the Company.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder:____________________________     Date:________________

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.